                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              EQUITRAC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              EQUITRAC CORPORATION

                          836 Ponce de Leon Boulevard
                          Coral Gables, Florida 33134

                        --------------------------------

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 22, 1997

                        --------------------------------

To Our Fellow Shareholders:

     You are cordially invited to attend the Company's 1997 Annual Meeting of Shareholders which will be held at 11:00 a.m. on Tuesday, July 22, 1997 at the Mayfair House, 3000 Florida Avenue, Coconut Grove, Florida.

     The proposals to be acted upon include (i) the election of five directors to the Company's Board of Directors, (ii) the ratification of a proposal to amend the Company's Stock Option Plan to increase the number of shares of Common Stock that are reserved for issuance upon exercise of stock options granted pursuant to the plan and (iii) such other business as may be properly brought before the meeting and each adjournment thereof. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" Proposal Nos. 1 and 2.

     All shareholders are cordially invited to attend, although only shareholders of record at the close of business on June 4, 1997 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     It is important that your shares be represented at the Annual Meeting. Accordingly, even if you plan to attend the Annual Meeting, please take a moment now to sign, date and return the enclosed proxy card in the postage-prepaid envelope.

     A copy of the Company's 1997 Annual Report to Shareholders, which includes audited financial statements, is enclosed. On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                            Sincerely,

                                            John T. Kane
                                            Chairman of the Board of Directors

Coral Gables, Florida
June 20, 1997

                              EQUITRAC CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 22, 1997

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is furnished to the shareholders of Equitrac Corporation (the "Company") in connection with the solicitation of proxies to be used at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 11:00 a.m. on July 22, 1997 at the Mayfair House, 3000 Florida Avenue, Coconut Grove, Florida. The proxy materials were mailed on or about June 20, 1997 to shareholders of record at the close of business on June 4, 1997. The complete mailing address of the Company's principal executive offices is 836 Ponce de Leon Boulevard, Coral Gables, Florida 33134.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving a proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date. No revocation will be effective, however, unless written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) for the election of the five directors named below, (ii) for the ratification of the proposal to increase the number of shares available under the Company's Stock Option Plan and (iii) for such other business as may be properly brought before the Meeting and each adjournment thereof. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                         VOTING SECURITIES OUTSTANDING

     Only holders of record of Common Stock at the close of business on June 4, 1997 will be entitled to vote at the Annual Meeting. At that date, there were 3,473,500 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which shareholders may vote.

     The presence in person or by proxy of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. To be elected, directors must receive a plurality of the votes cast by holders of shares of Common Stock represented in person or by proxy at the Annual Meeting. The approval of the amendment to the Company's Stock Option Plan will require the affirmative vote of a majority of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The Company will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefor would not be considered by the Company when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

                             ELECTION OF DIRECTORS

                                  (Item No. 1)

     Five directors are to be elected by the holders of the outstanding Common Stock. The persons named in the enclosed proxy will vote shares of Common Stock for the election of the nominees named below, unless such proxy directs otherwise. The nominees named below will serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. The Board of Directors does not expect that any of the nominees named in this proxy will be unable to stand for election, but, in the event that vacancies in the slate of nominees should occur unexpectedly, the shares represented by the proxies will be voted for substitutes chosen by the Board of Directors.

                        INFORMATION CONCERNING DIRECTORS

     Information concerning the names, ages, positions with the Company and business experience of the Company's current directors, each of whom is a nominee for director, is set forth below.

                                                                                                  DIRECTOR
   NAME                                            AGE                  POSITION                   SINCE
   ----                                            ---                  --------                   -----
   John T. Kane(2)                                 53           Chairman of the Board               1978
   George P. Wilson(2)                             53           President, Chief Executive          1978
                                                                 Officer and Director
   James F. Courbier(1)(3)                         54           Director                            1979
   Marc M. Watson(1)(2)(3)                         51           Director                            1992
   Peter Marx(1)                                   55           Director                            1992

-------------------

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Stock Option Committee

         JOHN T. KANE is the founder of the Company, has served as the Company's Chairman of the Board since its inception in January 1978 and was President of the Company from its inception until October 1989.

         GEORGE P. WILSON has been President, Chief Executive Officer and Director of the Company since October 1989. Mr. Wilson served as Executive Vice President of the Company from 1978 through October 1989.

         JAMES F. COURBIER has served as a director of the Company since 1979. Mr. Courbier has been a private investor for more than five years.

         MARC M. WATSON was elected as a director in April 1992. Mr. Watson has been the Chairman of the Board of Sano Corporation, a pharmaceutical company, since August 1994. Mr. Watson has been Of Counsel to the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. since March 1990.

         PETER MARX was elected as a director in July 1992. Mr. Marx has been Chairman of The Marx Group, a technology consulting firm, for more than five years.

MEETINGS AND COMPENSATION

         During the fiscal year ended February 28, 1997 ("Fiscal 1997"), the Board of Directors of the Company met on four occasions. During Fiscal 1997, each of the Directors attended at least 75% of the meetings of the Board of Directors and the committees on which he served. The Company's nonemployee directors each receive a fee of $750 ($1,500 for directors who reside outside of the South Florida area) for attendance at each meeting of the Board of Directors. In addition, nonemployee directors are eligible for stock option grants under the Company's Directors Stock Option Plan, under which options to purchase 1,000 shares of common stock will be granted to each such director upon his reelection, exercisable at the fair market value of the common stock on the date of grant. The Company's nonemployee directors are reimbursed by the Company for their travel expenses incurred in connection with their attendance at meetings. In addition, James F. Courbier, a director of the Company, received approximately $72,000 in Fiscal 1997 for consulting services.

     The Audit Committee, which met two times in Fiscal 1997, is responsible for recommending to the Board the engagement of independent accountants, reviewing the scope of and budget for the annual audit and reviewing with the independent accountants the results of the audit engagement, including the financial statements of the Company. The Audit Committee also considers such other matters relating to the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting.

     The Compensation Committee, which met one time in Fiscal 1997, reviews and reports to the Board on all matters involving compensation of employees and management.

     The Stock Option Committee, which met one time in Fiscal 1997, recommends to the Board the adoption and implementation of stock option plans and oversees administration of the Company's present stock option plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Compliance with Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during Fiscal 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of June 4, 1997, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of such stock, (b) each director of the Company, (c) each of the Named Officers (defined below) and (d) all directors and executive officers of the Company as a group:

                                                                             SHARES
                                                                          BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                      OWNED        PERCENT OWNED
------------------------                                                      -----        -------------
John T. Kane.......................................................       924,000 (1)(3)       26.1%

George P. Wilson ..................................................       696,414 (2)(3)       19.7%

Fidelity Low-Priced Stock Fund.....................................       217,700 (4)           6.3%

Peak Investment Limited Partnership ...............................       185,500 (4)           5.4%

Marc M. Watson ....................................................        39,000 (3)           1.1%

James F. Courbier .................................................        17,000 (3)            *

Peter Marx ........................................................        19,000 (3)            *

Scott J. Modist ...................................................        22,000 (3)            *

Patrick J. Raftery ................................................        29,200 (3)            *

John P. Jones .....................................................        19,200 (3)            *

All directors and executive officers as a group (10 persons).......     1,800,214 (3)          47.9%

*  Represents less than 1% of the Company's outstanding Common Stock

(1) Includes (i) 852,000 shares of Common Stock directly owned and (ii) 7,000 shares of Common Stock owned by Mr. Kane's spouse.

(2) Includes (i) 448,000 shares of Common Stock directly owned, (ii) 141,414 shares owned by a general partnership, the sole managing partner of which is a corporation all the outstanding stock of which is owned by Mr. Wilson and (iii) 42,000 shares of Common Stock held in trust, of which the trustee is Mr. Wilson, for the Kane family.

(3) Includes shares of Common Stock subject to stock options exercisable as of June 4, 1997 or within 60 days thereof in the following amounts: John
       T. Kane (65,000), George P. Wilson (65,000), James F. Courbier (9,000), Marc M. Watson (37,000), Peter Marx (19,000), Scott J. Modist (22,000), Patrick J. Raftery (27,400), John P. Jones (16,600) and all directors and executive officers as a group (286,000).

(4) Based solely upon institutional holding reports that reflect beneficial ownership as of March 31, 1997.

The addresses of John T. Kane and George P. Wilson, both of whom are beneficial owners of more than 5% of the Company's Common Stock is c/o Equitrac Corporation, 836 Ponce de Leon Boulevard, Coral Gables, Florida 33134. The address of Fidelity Low-Priced Stock Fund, a beneficial owner of more than 5% of the Company's Common Stock, is 82 Devonshire Street, Boston, Massachusetts 02109. The address of Peak Investment Limited Partnership, a beneficial owner of more than 5% of the Company's Common Stock, is One Financial Center, Suite 1600, Boston, Massachusetts 02111.

          COMPENSATION AND STOCK OPTION COMMITTEES REPORT ON EXECUTIVE
                                  COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors and the Company's Stock Option Plan is administered by the Stock Option Committee of the Board of Directors. The Committees' general philosophy with respect to compensation of the Company's executive officers has been to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance.

     The Company compensates its executives through a mix of short-term and long-term compensation programs. The principal components of executive compensation are base salary, an annual bonus program or, in the case of marketing and sales personnel, sales commissions, and stock options. The Company believes that this balanced approach to compensation helps the Company attract and retain executives and rewards executives for their collective and individual contribution to the leadership and short-term and long-term growth and profitability of the Company.

BASE SALARIES

     Base salaries are initially determined by evaluating the responsibilities of the position held and by reference to the competitive marketplace for executive talent through review of an individual's background and overall experience and expertise in the Company's line of business and the salaries of similarly situated executives. The Company believes that it is competitive with respect to initial base salaries.

     In evaluating base salary increases, as well as total compensation, the Compensation Committee evaluates individual performance, inflation rates and the salary levels prevailing at companies which are similar to the Company. Increases to base salaries are also influenced by the performance of the Company and the individual against established goals and objectives. The Compensation Committee examines a number of financial indicators of corporate performance, including results of revenues, net profits, earnings per share and return on stockholders' investment in setting base salaries.

     The compensation of George P. Wilson, the Company's President and Chief Executive Officer, and John T. Kane, the Company's Chairman of the Board, was determined by the Compensation Committee and the Board of Directors based upon the previous employment agreements of Messrs. Wilson and Kane, individual performance and financial indicators of corporate performance.

ANNUAL BONUS

     The Company maintains an annual incentive compensation program which provides for the payment of cash bonuses to executive officers and other key employees of the Company based upon Company's financial performance and individual performance. While these bonus awards are based upon annual bonus targets, the Committee strives to align the bonus plan targets with the Company's long-term goals so that strategic focus is maintained.

OPTIONS

     The Committees believe that a significant portion of executive compensation should be comprised of long-term incentives which encourage strategic management decision-making. The Company's Stock Option Plan provides such an incentive through the award of stock options to executive officers and other key employees. The Stock Option Plan is administered by the Stock Option Committee, which is comprised of Marc M. Watson and James F. Courbier, outside directors of the Company, who consider the recommendations of Messrs. Kane and Wilson with respect to stock option grants to management and other employees.

EMPLOYMENT AGREEMENTS

     In June 1997, the Compensation Committee and the full Board approved employment agreements for John T. Kane and George P. Wilson. The compensation payable to Messrs. Kane and Wilson for fiscal 1998 and subsequent years will be determined pursuant to their respective employment agreements. See "Employment Agreements."

               Compensation Committee                    Stock Option Committee

                    JOHN T. KANE                              MARC M. WATSON
                  GEORGE P. WILSON                           JAMES F. COURBIER
                   MARC M. WATSON


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Marc M. Watson, John T. Kane and George P. Wilson. John T. Kane and George P. Wilson are executive officers of the Company who serve on the Compensation Committee. Neither Mr. Kane nor Mr. Wilson participate in discussions regarding their own compensation or performance appraisals.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended February 28, 1997, February 29, 1996 and February 28, 1995 earned by, paid or awarded to the persons who were, at February 28, 1997 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                   ANNUAL COMPENSATION            COMPENSATION
                                             -------------------------------      ------------
                                     FISCAL                     OTHER ANNUAL          STOCK      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR   SALARY     BONUS   COMPENSATION         OPTIONS   COMPENSATION(1)
---------------------------           ----   ------     -----   ------------         -------   ---------------
George P. Wilson                      1997 $ 331,330  $ 32,950    $   -              15,000       $65,970
President and Chief                   1996 $ 322,560  $    -      $   -              15,000       $68,515
  Executive Officer                   1995 $ 313,182  $    -      $   -                 -         $67,041

John T. Kane                          1997 $ 331,330  $ 32,950    $   -              15,000       $62,706
Chairman of the Board                 1996 $ 322,560  $    -      $   -              15,000       $65,251
  of Directors                        1995 $ 313,182  $    -      $   -                 -         $63,776

Scott J. Modist                       1997 $ 128,795  $ 17,325    $   -              10,000       $ 5,739
Vice President - Finance, Treasurer   1996 $ 115,054  $ 11,500    $   -              12,000       $ 5,681
  and Chief Financial Officer         1995 $ 109,182  $  5,000    $   -                 -         $ 4,542

Patrick J. Raftery                    1997 $ 223,874  $    -      $   -               7,500       $ 5,556
Vice President - Sales,               1996 $ 224,546  $    -      $   -               7,500       $ 7,496
  U.S. Professional Division          1995 $ 237,358  $  5,000    $   -                 -         $ 5,230

John P. Jones                         1997 $ 172,294  $ 12,000    $   -               5,000       $ 7,753
Vice President - Sales                1996 $ 154,146  $    -      $   -               4,000       $ 7,788
  International Division              1995 $ 162,820  $    -      $   -                 -         $ 5,522




---------------------

 (1) This column is composed of (a) Company contributions to the 401(k) Plan for Messrs. Modist, Raftery and Jones in Fiscal 1997, 1996 and 1995, (b) Company contributions to the 401(k) Plan for Mr. Wilson in the amounts of $6,501, $9,046, and $7,569 in Fiscal 1997, 1996 and 1995, respectively, and for Mr. Kane in the amounts of $6,501, $9,046, and $7,569 in Fiscal 1997, 1996 and 1995, respectively, and (c) the payment of life insurance policy premiums for Mr. Wilson in the amount of $59,469 in Fiscal 1997 and 1996, and $59,472 in Fiscal 1995, and life insurance policy premiums for Mr. Kane in the amount of $56,205 in Fiscal 1997 and 1996, and $56,207 in Fiscal 1995.

                             EMPLOYMENT AGREEMENTS

     In June 1997, the Company entered into employment agreements with John T. Kane and George P. Wilson. The term of each agreement expires February 29, 2000, but will automatically be extended for additional one-year periods on February 29, 1998 and the last day of each February thereafter unless the Company or the executive gives the other at least 90 days notice prior to such date that the term shall not be renewed. Each agreement also provide for the executive's continued employment for a period of three years following a Change in Control (as defined). Pursuant to the agreements, Messrs. Kane and Wilson will receive annual base salaries of $340,000 each, subject to increase at the beginning of each fiscal year to reflect increases, if any, in the Consumer Price Index. Each executive also will receive annual bonuses for each fiscal year in an amount equal to the product of his base salary times the greater of (i) the percentage increase in the Company's earnings per share over the preceding fiscal year and (ii) the percentage increase in the market price of the Common Stock as of the end of the fiscal year compared to the end of the preceding fiscal year; provided, that if the earnings per share or market price for the preceding fiscal year was lower than in the second preceding fiscal year, for purposes of calculating the bonus the higher earnings per share or market price, if applicable, for the second preceding fiscal year shall be used. The executives will not receive annual bonuses unless the percentage increase in earnings per share or market price is at least 15%, and the amount of the annual bonuses payable to each executive will not exceed 100% of his base salary. Each executive will receive post-retirement payments of $100,000 per year for a period of 10 years after he reaches age 58 1/2. If the executive retires prior to reaching age 58 1/2, he will be obligated to consult with the Company as needed and will receive compensation of $300 per hour for his consulting services. Each agreement prohibits the executive from competing with the Company during the term of the agreement and for a period of one year after termination of his employment, other than a termination by the executive for Good Reason or a termination by the Company without Cause.

     Each agreement provides that upon termination of the executive's employment, in addition to accrued salary and bonuses and post-retirement benefits, the executive (or his estate or beneficiaries) will receive (i) if his employment is terminated by the Company other than by reason of death, Disability (as defined) or Cause (as defined), or by the executive for Good Reason (generally defined as the diminution of the executive's duties or other breach by the Company of the agreement), a lump sum cash payment equal to two times the executive's then-existing base salary plus an amount equal to his most recent annual bonus times a fraction, the numerator of which is the number of days elapsed during the current fiscal year and the denominator of which is 365, (ii) if his employment is terminated as a result of Disability, his base salary in effect on the date of termination, in monthly installments, until the later of one year after termination or the expiration of the term and (iii) is his employment is terminated as a result of death, a lump sum death benefit equal to the sum of his then-existing base salary and most recent annual bonus. Following a Change in Control, if the executive's employment is terminated by the Company for any reason other than Disability or Cause, or by the executive for Good Reason, the executive will receive, in addition to any accrued salary, bonus and other compensation and post-retirement compensation, a lump sum cash payment equal to three times the executive's then-existing base salary and most recent annual bonus (which payment will be reduced to the extent necessary to avoid the payments being nondeductible pursuant to Section 280G of the Internal Revenue Code).

     For purposes of the agreements, a "Change in Control" will be deemed to have occurred if (i) any person, entity or "group," other than (a) the Company, its subsidiaries, any employee benefit plan established and maintained by the Company or its subsidiaries, or (b) Messrs. Kane or Wilson or their affiliates, becomes the beneficial owner of securities representing more than 40% of the combined voting power of the Company's outstanding voting securities, or (ii) the individuals who currently constitute the Board of Directors (the "Incumbent Board") cease to constitute a majority of the Board (any individual whose election or nomination was approved by a majority vote of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board unless such election or nomination is in connection with an actual or threatened election contest).

                                 OPTION GRANTS

     The following table provides information regarding the grants of stock options to the Named Officers in Fiscal 1997. In addition, in accordance with SEC regulations, hypothetical gains of 5% and 10% required by the SEC are shown for these stock options. These hypothetical gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the stock options were granted over the full option term of ten years.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                      POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                                 VALUE AT ASSUMED
                    -----------------------------------------------------------             ANNUAL RATE
                                     PERCENT OF                                          OF STOCK PRICE
                                      OPTIONS                                            APPRECIATION FOR
                     NUMBER OF      GRANTED TO                                           OPTION TERM (2)
                      OPTIONS      EMPLOYEES IN      EXERCISE      EXPIRATION       --------------------------
NAME                 GRANTED        FISCAL YEAR      PRICE (1)        DATE            5%                10%
----               ------------    --------------  ------------   -------------     -------          ---------
George P. Wilson       15,000          13.5%          $9.00       June 25, 2006     $84,901          $215,155
John T. Kane           15,000          13.5%          $9.00       June 25, 2006      84,901           215,155
Scott J. Modist        10,000           9.0%          $9.00       June 25, 2006      56,601           143,437
Patrick J. Raftery      7,500           6.8%          $9.00       June 25, 2006      42,450           107,578
John P. Jones           5,000           4.5%          $9.00       June 25, 2006      28,300            71,718


(1)  Exercise price represents fair market value at date of grant.

(2) If the 5% or 10% annual compound stock price appreciation shown in the table were to occur, the price of the stock would be $14.66 or $23.34, respectively, on June 25, 2006 and the appreciation in the market value of the Company's outstanding Common Stock would be $19,660,189 and $49,822,780, respectively. The appreciation during this period realized by the Named Officers from these stock options would be 1.5% of the gain to all shareholders under these two cases. The use of 5% and 10% rates set by the SEC is not intended by the Company to forecast possible future appreciation of the Company's stock price.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END 1997 OPTION VALUES

     The following table provides information, with respect to the Named Officers, regarding options exercised in Fiscal 1997 and the number and value of unexercised options held as of the end of Fiscal 1997.

                                                       NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                     NUMBER OF                          UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS AT
                      SHARES          VALUE           FISCAL YEAR-END 1997 (#)         FISCAL YEAR-END 1997 ($)(2)(3)
                    ACQUIRED ON     REALIZED       ------------------------------      --------------------------------
NAME                 EXERCISE        ($) (1)        EXERCISABLE    UNEXERCISABLE         EXERCISABLE     UNEXERCISABLE
----              -------------   ------------     -------------  ---------------      ---------------  ---------------
George P. Wilson           0                0          50,000          15,000              283,750          39,375
John T. Kane               0                0          50,000          15,000              283,750          39,375
Scott J. Modist       20,000          118,750          12,000          10,000               88,500          26,250
Patrick J. Raftery         0                0          15,700           7,500              115,162          19,688
John P. Jones              0                0           8,800           5,000               66,316          13,125

(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

(2) "In-the-money" options are options whose exercise price was less than the market price of Common Stock at February 28, 1997.

(3) Amounts reflect unrealized gains on outstanding stock options based on a fair market value of $11.625 for the Common Stock, as determined by the closing price on February 28, 1997, as reported by Nasdaq.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return of the Company's Common Stock, with the Nasdaq stock market index (U.S. and foreign) and the Nasdaq Computer and Data Processing index from June 1992, when the Company went public, to February 28, 1997. The graph assumes that the value of the investment in the Company and each index was $100 on June 12, 1992 (date of the Company's initial public offering of Common Stock), and that all dividends are reinvested.

                               [GRAPHIC OMITTED]

/diamond/ Equitrac Corporation
 /circle/ Index for Nasdaq Stock Market (US and Foreign)
 /square/ Index for Nasdaq for Computer and Data Processing Stocks

        PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE
                  PURSUANT TO THE COMPANY'S STOCK OPTION PLAN

                                  (ITEM NO. 2)

     In April 1997, the Company's Board of Directors adopted, subject to approval by the Company's shareholders, a resolution to increase to 850,000 shares the number of shares of Common Stock that are reserved for issuance under the Company's Stock Option Plan (the "Plan"). The Plan presently authorizes 400,000 shares for issuance upon exercise of stock options. Options to purchase 373,500 shares of Common Stock have been granted under the Plan of which 304,000 currently are outstanding. The current text of the Plan, as modified pursuant to this amendment, is attached hereto as Exhibit A. The material features of the Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Plan, as amended.

     The purpose of the Plan is to provide additional incentives to attract and retain qualified and competent persons who provide management services and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Plan authorizes (a) the granting of incentive or nonqualified stock options to purchase Common Stock to regular employees of the Company (approximately 400 persons) satisfying the description above, (b) the provision of loans for the purpose of financing the exercise of options and the amount of taxes payable in connection therewith and (c) the use of already owned Common Stock as payment of the exercise price for options granted under the Plan (such provisions being at times referred to herein as the "Stock Swap").

     Approval of the increase in the number of shares reserved for issuance under the Plan by the Company's shareholders is one of the conditions of Rule 16b-3, a rule promulgated by the Securities and Exchange Commission (SEC) that provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the acquisition of options, the use of the Stock Swap and certain transactions by officers and directors of the Company.

     The Plan is administered by a committee consisting of two or more directors designated by the Board of Directors (the "Committee") or, if a Committee is not designated, by the Board of Directors. The Committee in its sole discretion, determines the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee has full power and authority to construe and interpret the Plan, and the acts of the Committee are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the Plan and all persons or entities claiming by or through such persons. The Board has designated its Stock Option Committee to administer the Plan.

     Options are intended to be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time to time by the Board of Directors or Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will receive options or the number of shares for which options will be granted to any such employee, except to the extent already granted.

     Assuming approval of the proposed amendment, an aggregate of 850,000 shares of Common Stock (subject to adjustment as discussed below) will be reserved for issuance upon exercise of options granted under the Plan. Through June 1, 1997, options to purchase 373,500 shares had been granted under the Plan, of which options to purchase 57,500 shares had been exercised and options to purchase 12,000 shares had been canceled or expired. The shares acquired upon exercise of options granted under the Plan will be authorized and unissued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Plan. If any option granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Plan.

TERMS AND CONDITIONS

     All options granted under the Plan are evidenced by a written agreement between the Company and the grantee. Such agreements shall contain such terms and conditions, consistent with the Plan, relating to the grant, the time or times of exercise and other terms of the options as the Committee prescribes.

     Under the Plan, the option price per share for incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. For purposes of the Plan, and for so long as the Company's Common Stock is listed on the Nasdaq National Market, the term "fair market value" means the closing price of the Common Stock as reported on the Nasdaq National Market on the business day immediately preceding the date of grant. On June 9, 1997, the closing price per share of Common Stock as reported on the Nasdaq National Market was $13.75. The exercise price of an option may be paid in cash, or at the sole discretion of the Committee, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by a combination of the foregoing. The Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must
(i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender and (iii) be secured by the shares of Common Stock purchased. Cash payments will be used by the Company for general corporate purposes. Payments made in Common Stock must be made by delivery of stock certificates in negotiable form.

     The use of already owned shares of Common Stock applies to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous option exercises. In general, pyramiding permits an option holder to start with as little as one share of Common Stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option.

     No option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by such optionee. The expiration date of an option will be determined by the Committee at the time of the grant, but in no event will an option be exercisable after the expiration of 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee determines. The Committee may in its sole discretion accelerate the date on which any option may be exercised.

     The unexercised portion of any option granted to an employee under the Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the Plan); (ii) mental or physical disability; or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d) (i) one year after the date on which the optionee's employment is terminated by reason of the death of the employee; or (ii) three months after the date on which the optionee shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

     To prevent dilution of the rights of a holder of an option, the Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any subdivision or consolidation of shares, any stock dividend, recapitalization or other capital adjustment of the Company. Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are also included in the Plan.

FEDERAL INCOME TAX EFFECTS

     The Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Nonqualified Stock Options. An optionee granted a nonqualified stock option will generally recognize, at the date of exercise of such nonqualified stock option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the nonqualified stock option. This taxable ordinary income will be subject to Federal income tax withholding. A Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

     The Federal income tax treatment is somewhat different for officers and directors of the Company ("Reporting Persons") as a result of the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. If a Reporting Person exercises an option prior to the expiration of the holding period required by Rule 16b-3 (which holding period lasts for six months following the acquisition of the option), unless the Reporting Person makes an 83(b) Election, as described below, the Reporting Person will recognize ordinary income upon the expiration of the holding period or such earlier date on which the person ceases to be a Reporting Person. The amount of ordinary income will be equal to the difference between the exercise price of the option and the fair market value of the shares at the time that the income is recognized. A Reporting Person, however, is entitled to elect under Section 83(b) of the Code (the "83(b) Election"), within 30 days after exercising an option, to treat as ordinary income the excess of the fair market value of the shares covered by the option on the date of exercise over the exercise price and no further ordinary income will be recognized irrespective of whether the fair market value of the shares has increased or decreased at the expiration of the applicable period under Section 16(b). The Company's deduction is dependent upon when a Reporting Person recognizes ordinary income.

     If an optionee exercises a nonqualified stock option by delivering other shares, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

     INCENTIVE STOCK OPTIONS. Incentive stock options are "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of Common Stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a disqualifying disposition (defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

     If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and the tax basis to the holder will be taxed as long-term capital gain or loss.

     In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

     The amount by which the fair market value of the shares acquired at the time of exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however there is a Disqualifying Disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a Disqualifying Disposition in a year after the year of exercise, the income on the Disqualifying Disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

     An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies any applicable withholding obligation with respect to such income.

AMENDMENTS

     The Plan will expire on April 17, 2002, and any option outstanding on such date will remain outstanding until it has either expired or has been exercised. The Committee may amend, suspend or terminate the Plan at any time, provided that such amendment may not adversely affect the rights of an optionee under an outstanding option without the affected optionee's written consent. In addition, the Committee may not amend the Plan to (a) increase the number of shares of Common Stock reserved for issuance or change the class of persons eligible to receive options, (b) permit the granting of options that expire beyond the maximum 10-year period, or (c) extend the termination date of the Plan without first obtaining shareholder approval.

     As of June 9, 1997, incentive stock options to purchase an aggregate of
(i) 233,500 shares of Common Stock had been granted to 28 employees (including the Named Officers) and (ii) 10,000 shares of Common Stock had been granted to one nonemployee director. Also as of June 9, 1997, nonqualified stock options to purchase 130,000 shares of Common Stock had been granted to two Named Officers. All options were granted at exercise prices ranging from $4.25 to $9.00 per share (the fair market value of the Common Stock as of the date of grant). Options held by the nonemployee director and four employees (including two Named Officers), were repriced with respect to 65,000 shares of Common Stock from original exercise prices of $10.00 and $11.00 per share to $6.25 per share (the fair market value of the Common Stock on the date of repricing). As of June 9, 1997, 38,500 shares were eligible for grant under the Plan.

     The table below indicates, as of June 9, 1997, (i) the aggregate number of options granted under the Plan since its inception to the persons and groups indicated, (ii) the number of outstanding options held by such persons and groups as of such date and (iii) the value of the outstanding options and groups as of such date.

                                                            NUMBER OF       NUMBER OF      VALUE OF
                                                             OPTIONS         OPTIONS        OPTIONS
OPTION GRANTEE                                               GRANTED       OUTSTANDING    OUTSTANDING(1)
--------------                                               -------       -----------    --------------
George P. Wilson                                             65,000          65,000          $461,250
   President and Chief Executive Officer

John T. Kane                                                 65,000          65,000           461,250
   Chairman of the Board of Directors

Scott J. Modist                                              42,000          22,000           161,500
   Vice President - Finance, Treasurer and
   Chief Financial Officer

Patrick J. Raftery                                           19,000          19,000           133,875
   Vice President - Sales, U.S. Professional Division

John P. Jones                                                11,000          11,000            75,250
   Vice President - Sales, International Division

All current executive officers as a group (7 persons)       237,000         207,000         1,445,625

All current directors who are not executive officers
   as a group (3 persons)                                    10,000          10,000            67,500

All employees, other than executive officers as a
   group (21 persons)                                       126,500          87,000           564,875

----------------------

(1) Based on the fair market value of the Common Stock as of June 9, 1997.

VOTE REQUIRED AND RECOMMENDATION

     The Board of Directors approved an increase to 850,000 in the number of shares reserved for issuance under the Plan and is recommending its ratification by the shareholders because it believes that the increase is in the Company's best interests. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required for ratification of the increase to 850,000 in the number of shares of Common Stock reserved for issuance under the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO INCREASE TO 850,000 THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Coopers & Lybrand, L.L.P., independent public accountants, served as the Company's independent public accountants for the fiscal year ended February 28, 1997. One or more representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

                              CERTAIN TRANSACTIONS

         The Company's corporate headquarters are located in a building owned by a partnership in which Messrs. John T. Kane and George P. Wilson, directors and principal shareholders of the Company and James F. Courbier, director of the Company, each own a one-third interest. The Company has occupied these premises since 1986. In September 1990, the Company entered into a lease agreement that expires on September 30, 2000 which provides for monthly rent of approximately $33,000, annual rent increases based on increases in the Consumer Price Index and the payment by the Company of all insurance and utilities. The Company believes that the terms of the lease are no less favorable to the Company than could have been obtained in an arm's length transaction with a third party at the time the lease was executed.

         James F. Courbier, a director of the Company, received approximately $72,000 in Fiscal 1997 for consulting services.

                             SHAREHOLDERS PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, any proposal by a shareholder intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company no later than February 20, 1998, for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be presented at the Annual Meeting. Should any unanticipated business properly come before the Annual Meeting, however, it is intended that the holders of proxies solicited hereby will vote thereon at their discretion.

         The Company's Annual Report to its shareholders is being mailed with this proxy statement; however, the Annual Report does not form a part of this proxy statement or the Company's solicitation of proxies.

         The above notice and proxy statement are sent by order of the Board of Directors.

                                                   John T. Kane
                                                   Chairman

Coral Gables, Florida
June 20, 1997

                                                                       EXHIBIT A
                                                                       ---------
                                                             (AMENDMENT IN BOLD)

                       ---------------------------------

                              EQUITRAC CORPORATION
                         STOCK OPTION PLAN, AS AMENDED

                       ---------------------------------




1. PURPOSE. The purpose of this Plan is to advance the interests of EQUITRAC CORPORATION, a Florida corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent persons who are key employees of the Company, and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

     (c) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

     (d) "Director" shall mean a member of the Board.

     (e) "Disinterested Person" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:

         (i) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person;

         (ii) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

         (iii)an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a Director from being a Disinterested Person.

     (f) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the

         Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System (Nasdaq), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

     (g) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

     (h) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (i) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

     (j) "Officer" shall mean the Company's president, principal financial officer, principal accounting officer and any other person who the Company identifies as an "executive officer" for purposes of reports or proxy materials filed by the Company pursuant to the Securities Exchange Act.

     (k) "Option" (when capitalized) shall mean any option granted under this Plan.

     (l) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

     (m) "Plan" shall mean this Stock Option Plan for the Company.

     (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (o) "Share(s)" shall mean a share or shares of the Common Stock.

3. SHARES AND OPTIONS. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to EIGHT HUNDRED FIFTY THOUSAND (850,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

4. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Internal Revenue Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company), exceeds $100,000.

5. CONDITIONS FOR GRANT OF OPTIONS.

     (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular employees of the Company, including Directors and Officers. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

     (b) In granting Options, the Committee may take into consideration the contribution the person has made to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

     (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company.

     (d) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to a Director or Officer unless the grant of such Options is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 13 of this Plan and all of whose members are Disinterested Persons.

6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of an Option granted hereunder. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

     (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

     (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

     (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

    (ii) if the stockholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

    (iii)if the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

     (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

     (d) Options granted to Officers and Directors shall not be exercisable until the expiration of a period of at least six months following the date of grant.

9.   TERMINATION OF OPTION PERIOD.

     (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

     (i) three months after the date on which the Optionee's employment is terminated or, in the case of a Non-Statutory Stock Option, and unless the Committee shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment is terminated, in either case for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

    (ii) immediately upon the termination of the Optionee's employment for Cause;

    (iii)one year after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

     (iv)(A) twelve months after the date of termination of the Optionee's employment by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

     (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or (iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

10.  ADJUSTMENT OF SHARES.

     (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

     (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

     (ii)appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

     (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(ii) or (iii) hereof.

     (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

     (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

11. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

12. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

     (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

     (ii)a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

13. ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Disinterested Persons to the extent required by Section 5(d) hereof. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

     (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

14. INCENTIVE OPTIONS FOR 10% STOCKHOLDERS. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its subsidiary [as defined in Section 424 of the Internal Revenue Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

15.  INTERPRETATION.

     (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

     (b) This Plan shall be governed by the laws of the State of Florida.

     (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

     (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

16. AMENDMENT AND DISCONTINUATION OF THE PLAN. Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no such amendment may, without approval by the stockholders of the Company, (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

17. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate on the 10th anniversary of the effective date.

                              EQUITRAC CORPORATION
                 PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned holder of shares of Common Stock of EQUITRAC CORPORATION, a Florida corporation (the "Company"), hereby appoints John T. Kane and George P. Wilson, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders of the Company to be held at the Mayfair House, 3000 Florida Avenue, Coconut Grove, Florida 33133, at 11:00 a.m., local time, on July 22, 1997 and at any and all adjournments thereof with authority to vote said Common Stock on the matters set forth below:

        The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned shareholder, who shall be entitled to one vote for each share of Common Stock held. If no direction is made, this Proxy will be voted for each item listed below.

        The Board of Directors recommends a vote FOR each proposal.




1.  ELECTION OF DIRECTORS.

    [ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY
        (except as marked to the contrary below).     to vote for all nominees listed below.
                                   John T. Kane, George P. Wilson, James F. Courbier, Marc M. Watson and Peter Marx

    Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name above.

2.  Increase to 850,000 the number of shares of Common Stock that are reserved for issuance upon exercise of stock options pursuant to the Company's Stock Option Plan.

                                                [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may be properly brought before the meeting and each adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF
THE MATTERS MENTIONED.

                                                                Dated:                                                 , 1997
                                                                      -------------------------------------------------



                                                                -------------------------------------------------------------
                                                                                        (Signature)



                                                                -------------------------------------------------------------
                                                                                        (Signature)


                                                                Please sign your name exactly as it appears on the left.
                                                                Executors, administrators, trustees, guardians, attorneys and agents should give their full titles and submit evidence of appointment unless previously furnished to the Company
                                                                or its transfer agent. All joint owners should sign.

                                                                          PLEASE MARK, DATE, SIGN AND RETURN USING
                                                                             THE ENCLOSED ENVELOPE. YOUR PROMPT
                                                                                ATTENTION WILL BE APPRECIATED.